UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2013

NATIONAL TECHNICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-16438	95-4134955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24007 Ventura Boulevard, Suite 200 Calabasas, California	91302
(Address of Principal Executive Offices)	Zip Code

(818) 591-0776
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 27, 2013 we voluntarily prepaid all amounts outstanding under our 5-year 15% subordinated note that was issued to Mill Road Capital, L.P. as part of a $14 million debt and equity financing that took place on June 27, 2011.

The subordinated note was issued in the original principal amount of $7 million and  accrued interest at a rate of 10.0% per annum payable in cash on a quarterly basis.  Additional interest accrued at a rate of 5.0% per annum, which amount was added automatically to the unpaid principal amount of the subordinated note on each date cash interest was payable.

In accordance with the terms of the subordinated note, we paid all principal and accrued and unpaid interest under the subordinated note, along with a prepayment premium of 5% of the amount prepaid.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1
Five year 15% subordinated note issued to Mill Road Capital, L.P. in connection with June 2011 financing (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed on June 28, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2013	National Technical Systems, Inc.

	By:	/s/ Michael El-Hillow
Name: Michael El-Hillow
Title: Sr. Vice President, CFO